UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2020

MACY’S, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 579-7780

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Notes

On June 8, 2020, Macy’s, Inc. (the “Company”) issued $1.3 billion in aggregate principal amount of 8.375% Senior Secured Notes due 2025 (the “Notes”) in a private offering at an offering price of 100% of the principal amount thereof. The Notes were offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of June 8, 2020 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral trustee. The Notes are senior secured obligations of the Company and are or will be secured on a first-priority basis by (i) a first mortgage/deed of trust in certain real property of subsidiaries of the Company that has been transferred to subsidiaries of Macy’s Propco Holdings, LLC, a newly created direct, wholly-owned subsidiary of the Company (“Propco”), and (ii) a pledge by Propco of the equity interests in its subsidiaries that own such transferred real property. The Notes are, jointly and severally, unconditionally guaranteed on a secured basis by Propco and its subsidiaries (collectively, the “Secured Guarantors”) and unconditionally guaranteed on an unsecured basis by Macy’s Retail Holdings, LLC, a direct, wholly-owned subsidiary of the Company (together with the Secured Guarantors, the “Guarantors”).

The Notes bear interest at the rate of 8.375% per annum, which accrues from June 8, 2020 and is payable in arrears on June 15 and December 15 of each year, commencing on December 15, 2020. The Notes mature on June 15, 2025, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Company may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If the Company experiences specific kinds of changes in control or if Propco or any of its subsidiaries sells certain of its assets, then the Company must offer to repurchase the Notes on the terms set forth in the Indenture.

The Indenture contains certain covenants that, among other things, limit the ability of (i) certain of the Company’s subsidiaries to guarantee additional indebtedness, (ii) the Company to pay distributions on, redeem or repurchase capital stock, (iii) Propco and its subsidiaries to pay distributions on, redeem or repurchase capital stock, make certain investments, engage in certain transactions with affiliates, consummate certain sales of assets and stock and incur or suffer to exist liens securing indebtedness and (iv) the Company and the Guarantors to effect a consolidation or merger, or convey, transfer or lease all or substantially all assets. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from the failure of certain guarantees to be in full force and effect or the failure of certain liens to constitute a valid and perfected lien continuing for 30 days after receipt of written notice given by the trustee or the holders of at least 30% in principal amount of the then outstanding Notes of a particular series, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 30% in principal amount of the then outstanding Notes of a particular series may declare all Notes of such series to be due and payable immediately.

The above summary of the Indenture is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Entry into Asset-Based Credit Facility

On June 8, 2020, Macy’s Inventory Funding LLC (the “ABL Borrower”), an indirect wholly owned subsidiary of the Company, and its parent, Macy’s Inventory Holdings LLC (the “ABL Parent”), entered into an asset-based credit agreement (the “ABL Credit Facility”) with Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto. The ABL Credit Facility provides the ABL Borrower with (i) a $2.851 billion revolving credit facility (the “Revolving ABL Facility”), including a swingline sub-facility and a letter of credit sub-facility, and (ii) a bridge revolving credit facility of up to $300 million (the “Bridge Facility”). The ABL Borrower may request increases in the size of the Revolving ABL Facility up to an additional aggregate principal amount of $750 million.

Additionally on June 8, 2020 and concurrently with closing the ABL Credit Facility, the ABL Borrower purchased all presently existing inventory, and assumed the liabilities in respect of all presently existing and outstanding trade payables owed to vendors in respect of such inventory, from Macy’s Retail Holdings, LLC (f/k/a Macy’s Retail Holdings, Inc.) (“MRH”), a wholly owned subsidiary of the Company, and certain wholly owned subsidiaries of MRH. The ABL Credit Facility is secured on a first priority basis (subject to customary exceptions) by (i) all assets of the ABL Borrower including all such inventory and the proceeds thereof and (ii) the equity of the ABL Borrower. The ABL Parent guaranteed the ABL Borrower’s obligations under the ABL Credit Facility. The Revolving ABL Facility matures on May 9, 2024 and the Bridge Facility matures on December 30, 2020.

The ABL Credit Facility contains customary borrowing conditions including a borrowing base equal to the sum of (a) 80% (which shall automatically increase to 90% upon the satisfaction of certain conditions, including the delivery of an initial appraisal of the inventory) of the net orderly liquidation percentage of eligible inventory, minus (b) customary reserves. Amounts borrowed under the ABL Credit Facility are subject to interest at a rate per annum equal to (i) prior to the Step Down Date (as defined in the ABL Credit Facility), at the ABL Borrower’s option, either (a) adjusted LIBOR plus a margin of 2.75% to 3.00% or (b) a base rate plus a margin of 1.75% to 2.00%, in each case depending on revolving line utilization and (ii) after the Step Down Date, at the ABL Borrower’s option, either (a) adjusted LIBOR plus a margin of 2.25% to 2.50% or (b) a base rate plus a margin of 1.25% to 1.50%, in each case depending on revolving line utilization. The ABL Credit Facility also contains customary covenants that provide for, among other things, limitations on indebtedness, liens, fundamental changes, restricted payments, cash hoarding, and prepayment of certain indebtedness as well as customary representations and warranties and events of default typical for credit facilities of this type.

The ABL Credit Facility also requires (1) the Company and its restricted subsidiaries to maintain a fixed charge coverage ratio of at least 1.00 to 1.00 as of the end of any fiscal quarter on or after April 30, 2021 if (a) certain events of default have occurred and are continuing or (b) Availability plus Suppressed Availability (each as defined in the ABL Credit Facility) is less than the greater of (x) 10% of the Loan Cap (as defined in the ABL Credit Facility) and (y) $250 million, in each case, as of the end of such fiscal quarter and (2) prior to April 30, 2021, that the ABL Borrower not permit Availability plus Suppressed Availability to be lower than the greater of (x) 10% of the Loan Cap and (y) $250 million.

The above summary of the ABL Credit Facility is qualified in its entirety by reference to the ABL Credit Facility, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Amendment to Existing Credit Agreement

On June 8, 2020, the Company and MRH entered into a first amendment (the “Revolving Credit Facility Amendment”) to its existing credit agreement (as amended, the ‘‘Revolving Credit Facility’’) among the Company, MRH, the lenders party thereto, and Bank of America, N.A., as administrative agent and voluntarily reduced the lenders’ commitment under the Revolving Credit Facility, which provides the Company with unsecured revolving credit of up to $75 million.

The Revolving Credit Facility is unsecured. The Revolving Credit Facility contains covenants that provide for, among other things, limitations on fundamental changes, use of proceeds, and maintenance of property, as well as customary representations and warranties and events of default.

The above summary of the Revolving Credit Facility Amendment is qualified in its entirety by reference to the Revolving Credit Facility Amendment, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of June 8, 2020, among Macy’s, Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral trustee, relating to the Company’s 8.375% Senior Secured Notes due 2025.

4.2	Form of 8.375% Senior Secured Notes due 2025 (included as Exhibit A to Exhibit 4.1).

10.1*	Credit Agreement, dated as of June 8, 2020, among Macy’s Inventory Funding LLC, as the Borrower, Macy’s Inventory Holdings LLC, as Parent, Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender, the other lenders party thereto, BofA Securities, Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Fifth Third Bank, National Association, MUFG Union Bank, N.A., PNC Capital Markets LLC and Wells Fargo Bank, National Association, as Joint Lead Arrangers and Joint Bookrunners, Credit Suisse Loan Funding LLC and JPMorgan Chase Bank, N.A., as Co-Syndication Agents and Fifth Third Bank, National Association, MUFG Union Bank, N.A., PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents.

10.2	Amendment No. 1 to Credit Agreement dated as of June 8, 2020 among Macy’s Retail Holdings, LLC, a Delaware limited liability company (f/k/a Macy’s Retail Holdings, Inc.), as Borrower, Macy’s, Inc., a Delaware corporation, as Parent, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: June 9, 2020	By:	/s/ Elisa D. Garcia
	Name:	Elisa D. Garcia
	Title:	Chief Legal Officer and Secretary